EXHIBIT 23-A





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of GPU, Inc. on Form S-8 (File Nos. 33-32325, 33-32326, 33-34661, 33-32327,
33-51037,  33-32328  and  33-51035),  and  Form  S-3 (File  Nos.  33-30765  and
33-10485) of our report dated February 3, 1999, on our audits of the consolidated financial statements and financial statement schedule of GPU, Inc. and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K, for the year ended December 31, 1998.


                                          PricewaterhouseCoopers LLP


New York, New York
March 30, 1999